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                                  EXHIBIT 10.1


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                           LOAN AND SECURITY AGREEMENT


            THIS LOAN AND SECURITY AGREEMENT ("AGREEMENT") is made and entered into as of June 6, 2001, by and between I-LINK INCORPORATED, a Florida corporation (the "BORROWER") and COUNSEL CORPORATION (US), a Delaware corporation (the "LENDER").

WHEREAS, Lender owns approximately sixty seven percent (67%) of the common stock of Borrower and will derive substantial benefits from the making of loans hereunder; and

            WHEREAS, the Lender desires to provide financing and both the Lender and the Borrower believe that it is in their mutual interest to enter into this Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged it is agreed as follows:

            Section 1. PERIODIC LOANS. From and after the date hereof through and until the termination of the Term (defined below), Lender may make periodic loans to the Borrower in an aggregate principal amount at any one time outstanding, not to exceed ten million dollars ($10,000,000) (the "MAXIMUM AMOUNT"). Borrower shall execute a promissory note substantially in the form attached as EXHIBIT A evidencing its obligations hereunder (the "NOTE"). During the Term, from time to time, Borrower may notify the Lender of its need to borrow funds pursuant to this Agreement for capital investments, working capital or other operational cash requirements of Borrower. Any funds advanced by Lender for capital investments, working capital or other operational cash requirements of Borrower during the Term up to the Maximum Amount shall be governed by this Agreement.

      Borrower and Lender acknowledge and agree that on June 6, 2001 Lender disbursed to Borrower six hundred seventeen thousand dollars ($617,000) and of that amount seventy five thousand seven hundred dollars ($75,700) was lent to Borrower under this Agreement.

            Section 2. PERIODIC FINANCE CHARGES. All principal and interest then outstanding shall bear interest at a rate of ten percent (10%) per annum, compounded quarterly. Interest shall be calculated on the basis of a year of 360 days and the actual number of days elapsed during the period for which such interest is payable.

            Section 3. PAYMENTS OF PRINCIPAL AND INTEREST. All principal under the Note shall be due and payable by the Borrower no later than June 6, 2002 ("MATURITY DATE"). All interest outstanding shall be due and payable by the Borrower on the first day of each quarter, provided that Lender may, in its sole discretion, elect to allow interest to accrue and become payable at the end of the Term. The Borrower may, from time to time, in its discretion, make one or more periodic payments of principal or interest to the Lender. Such payments shall be credited to the Borrower's account on the date that such payment is actually received by the Lender.

            Section 4. TERM. The term of this Agreement (the "TERM") shall commence on the date hereof and shall terminate upon the earlier of (i) the issuance of debt by the Borrower to a third-party in an amount greater than or equal to ten million dollars ($10,000,000) ("FUTURE DEBT ISSUANCE"), provided, however, that the proceeds of such Future Debt Issuance are not used to repay indebtedness to the Lender, or (ii) April 15, 2002, unless terminated earlier pursuant to the default provisions of this Agreement.

            Section 5. CREATION OF SECURITY INTEREST. In order to secure the payment of all obligations of Borrower to Lender under this Agreement, the Note, and any and all amendments, modifications, renewals or restatements thereof, and all further extensions of credit made to Borrower from time to time by Lender whether pursuant to this Agreement or otherwise (the "SECURED OBLIGATIONS"), the Borrower hereby grants to the Lender (or its designee) (the "SECURED PARTIES") a security interest in all of Borrower's assets, now owned or hereinafter acquired, now in existence or hereafter arising, wherever located (the "COLLATERAL"), including, without limitation the property described below on the terms and conditions set forth in this Agreement:

            (a) presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as

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well as all merchandise returned to or reclaimed by Borrower and Borrower's
Books relating to any of the foregoing (collectively, "ACCOUNTS");

            (b) present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Accounts, and Borrower's Books relating to any of the foregoing (collectively, "GENERAL INTANGIBLES");

            (c) present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities, documents, leases, and chattel paper, and Borrower's Books relating to any of the foregoing (collectively, "NEGOTIABLE COLLATERAL");

            (d) present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing (collectively, "INVENTORY");

            (e) present and hereafter acquired computers, communications equipment, software code, network servers, switches and other related equipment, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (collectively, "EQUIPMENT");

            (f) books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's assets or liabilities, or the collateral; all information relating to Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, funds or other computer prepared information, and the equipment containing such information (collectively, "BORROWER'S BOOKS"); and

            (g) substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all accounts, general intangibles, negotiable, collateral, inventory, equipment, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, or any portion thereof or interest therein and the proceeds thereof.

      To the extent that Borrower's creation of the foregoing security interest in any portion of the Collateral requires the pre-approval of a state regulatory agency, the creation of the foregoing security interest with respect to such state is subject to and contingent upon Borrower obtaining such state regulatory agency's pre-approval.

            Section 6. COVENANTS, REPRESENTATIONS AND WARRANTIES. The Borrower represents, warrants, covenants and agrees as follows:

            (a) PAYMENT OF PRINCIPAL AND INTEREST. The Borrower shall promptly pay when due the principal of and interest on the Note.

            (b) CORPORATE EXISTENCE. The Borrower is a corporation duly organized and existing under the laws of the state of Florida and is duly qualified in every other state in which it is doing business.

            (c) CORPORATE AUTHORITY. The execution, delivery, and performance of this Agreement, and the execution and payment of the Note issued pursuant to the terms hereof are within Borrower's corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Borrower's articles of incorporation and bylaws, or of any indenture, agreement, or undertaking to which the Borrower is a party or by which it is bound.

            (d) OWNERSHIP OF COLLATERAL. The Borrower is the sole owner of the Collateral and will defend the Collateral against the claims and demands of all other persons at any time claiming the same or any interest therein.

            (e) INFORMATION RIGHTS. Upon Lender's written request, Borrower shall promptly furnish Lender with any information that Lender may reasonably request, including but not limited to: (i) monthly financial

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statements, including a comparison of actual results to budget, in the form customarily prepared; (ii) notification of material defaults under material agreements; (iii) notification of and status reports regarding material litigation; and (iv) copies of all filings made with the Securities and Exchange Commission.

            (f) CONDUCT OF BUSINESS. Borrower will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement.

            (g) COMPLIANCE WITH LAW AND OTHER AGREEMENTS. Except where the failure to do so would not materially adversely affect Borrower's operations or its ability to fulfill its obligations under this Agreement and the Note, Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof.

            (h) TAXES AND ASSESSMENTS. Borrower shall (i) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (iii) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (ii) and (iii) so long as appropriate reserves are maintained with respect thereto.

            (i) STATEMENTS NOT FALSE OR MISLEADING. No representation or warranty given as of the date hereof by Borrower contained in this Agreement or any materials furnished by Borrower to Lender in connection with its due diligence relating to this Agreement, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

            (j) REQUIRED APPROVALS. Borrower shall immediately apply for and diligently pursue all required governmental or regulatory approvals necessitated by this Agreement.

            Section 7. SALE OR REMOVAL OF COLLATERAL PROHIBITED. Except for the sale of inventory in the ordinary course of Borrower's business, the Borrower shall not sell, lease, encumber, pledge, mortgage, assign, grant a security interest in, or otherwise transfer the Collateral without the Lender's prior written consent, which consent shall not be unreasonably withheld or delayed.

            Section 8. PERFECTION OF SECURITY INTEREST. From the date hereof, Borrower agrees to execute and file financing statements, and do whatever may be reasonably necessary under the applicable Uniform Commercial Code in the state where the Collateral is located, to perfect and continue the Lender's interest in the Collateral, all at the Borrower's expense.

            Section 9. TAXES AND ASSESSMENTS. The Borrower will pay or cause to be paid promptly when due all taxes and assessments on the Collateral, this Agreement and the Note. The Borrower may, however, withhold payment of any tax assessment or claim if a good faith dispute exists as to the obligation to pay.

            Section 10. INSURANCE. The Borrower shall have and maintain, or cause to be maintained, insurance at all times with respect to all Collateral except accounts receivable, against such risks as the Lender may reasonably require, in such form, for such periods, and written by such companies as may be satisfactory to the Lender. All policies of insurance shall have endorsed a loss payable clause acceptable to the Lender and/or such other endorsements as the Lender may from time to time request, and the Borrower will promptly, on request, provide the Lender with the original policies or certificates of such insurance. The Borrower shall promptly notify the Lender of any loss or damage that may occur to the Collateral. The Lender is hereby authorized to make proof of loss if it is not made promptly by the Borrower. All proceeds of any insurance on the Collateral shall be held by the Lender as a part of the Collateral and at Lender's option be applied to repay the indebtedness hereunder or to repair or restore property damage. If Lender agrees to use the funds to repair or restore the property, such proceeds shall be paid out from time to time upon order of the Borrower for the purpose of paying the reasonable cost of repairing or restoring the property damaged. In the event of failure to provide insurance as herein provided, the Lender may, at the Lender's option, provide such insurance at the Borrower's expense.

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            Section 11. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, all payments received by the Lender from the Borrower under the Note and this Agreement shall be applied by the Lender in the following order of priority: (i) interest payable on the Note in the manner provided therein; (ii) principal of the Note in the manner provided therein; and (iii) any other sums secured by this Agreement in such order as the Lender, at the Lender's option, may determine.

            Section 12. PROTECTION OF LENDER'S SECURITY. If the Borrower fails to perform the covenants and agreements contained in this Agreement, or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of the Lender therein, including, but not limited to, insolvency, or arrangements or proceedings involving a bankrupt or decedent, then the Lender, at the Lender's option, may make such appearance, disburse such sums, and take such action as the Lender deems necessary, in its reasonable discretion, to protect the Lender's interest, including but not limited to (i) disbursement of attorneys' fees, (ii) entry upon the Borrower's property to make repairs to the Collateral, and (iii) procurement of satisfactory insurance. Any amounts disbursed by Lender pursuant to this Section, with interest thereon, shall become additional indebtedness of the Borrower secured by this Agreement. Unless the Borrower and the Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the rate stated in the Note. Nothing contained in this Section shall require the Lender to incur any expense or take any action.

            Section 13. INSPECTION. The Lender may make or cause to be made reasonable entries upon and inspections of the Borrower's premises to inspect the Collateral.

            Section 14. BORROWER AND LIEN NOT RELEASED. From time to time, the Lender may, at the Lender's option, without giving notice to or obtaining the consent of the Borrower, the Borrower's successors or assigns or of any lienholder or guarantors, without liability on the Lender's part, and notwithstanding the Borrower's breach of any covenant or agreement of the Borrower in this Agreement, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal a note or notes therefor, modify the terms and the time of payment of said indebtedness and agree in writing with the Borrower to modify the rate of interest or period of amortization of the Note or change the amount of any installments payable thereunder. Any actions taken by the Lender pursuant to the terms of this Section shall not affect the obligation of the Borrower or the Borrower's successors or assigns to pay the sums advanced under this Agreement and to observe the covenants of the Borrower contained herein, and shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the indebtedness secured hereby. The Borrower shall pay the Lender a reasonable service charge, together with attorneys' fees as may be incurred at the Lender's option for any such action if taken at the Borrower's request.

            Section 15. FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by the Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Lender of payment of any sum loaned under this Agreement after the due date of such payment shall not be a waiver of the Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.

            Section 16. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and the Borrower hereby grants the Lender a security interest in said items. The Borrower agrees that the Lender may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. In addition, the Borrower agrees to execute and deliver to the Lender, upon the Lender's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as the Lender may reasonably require to perfect a security interest with respect to said items. The Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Lender may reasonably require. Upon the occurrence of an event of default, each Secured Party shall have the remedies of a Lender under the Uniform Commercial Code and, at the Secured Party's option, may also invoke the other remedies provided in this Agreement as to such items. In exercising any of said remedies, the Secured Parties may proceed against the items of real property and any items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Secured Party's remedies under the Uniform Commercial Code or of the other remedies provided in this Agreement.

            Section 17. ORDER OF PAYMENTS. Any and all amounts actually received by the Lender in connection with the enforcement of this Agreement, including the proceeds of any collection, sale or other

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disposition of all or any part of the Collateral (collectively, the
"PROCEEDS"), shall, promptly upon receipt by the Lender, be applied:

            (a) first, to the payment in full of the Secured Obligations, or in the event that such Proceeds are insufficient to pay in full the Secured Obligations, to the Secured Obligations of the Secured Parties in the following order of priority:

                  (i) to all interest (including default interest) owing to the Secured Parties on Secured Obligations, such amounts to be allocated to each Secured Party in accordance with its pro rata share of loans outstanding to Borrower at such time; then

                  (ii) to principal amounts owing to the Secured Parties on Secured Obligations, such amounts to be allocated to each Secured Party in accordance with its pro rata share of loans outstanding to Borrower at such time;

                  (iii ) any other fees or expenses incurred hereunder; and

            (b) second, to the Borrower or in the manner that a court of competent jurisdiction shall direct.

            Section 18. EVENTS OF DEFAULT. The Borrower shall be in default under this Agreement when any of the following events or conditions occurs (each an "EVENT OF DEFAULT"):

            (a) The Borrower shall fail to pay all principal due under the Note on or before the Maturity Date;

            (b) The Borrower shall fail to pay any of the Secured Obligations (other than payment of principal due under the Note on or before the Maturity
Date) pursuant to the terms of this Agreement and such failure to pay is not remedied within five (5) Business Days of Lender's written notice to Borrower;

            (c) The Borrower fails to comply with any term, obligation, covenant, or condition contained in this Agreement and such failure to comply is not remedied within ten (10) Business Days of Lender's written notice to Borrower;

            (d) Any warranty or representation made to the Lender by the Borrower under this Agreement proves to have been materially false when made or furnished;

            (e) If the Borrower voluntarily files a petition under the federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or files an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if the Borrower is adjudged a bankrupt, or if a trustee or receiver is appointed for the Borrower's property, or if the Collateral becomes subject to the jurisdiction of a federal bankruptcy court or similar state court, or if the Borrower makes an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, then the Lender may, at the Lender's option, declare all of the sums secured by this Agreement to be immediately due and payable without prior notice to the Borrower, and the Lender may invoke any remedies permitted by this Agreement. Any attorneys' fees and other expenses incurred by the Lender in connection with the Borrower's bankruptcy or any of the other events described in this Section shall be additional indebtedness of the Borrower secured by this Agreement; or

            (f) Any levy, seizure, attachment, lien, or encumbrance of or on the Collateral which is not discharged by the Borrower within thirty (30) Business Days or, any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without the written consent of the Lender;

            (g) Borrower defaults under any other written agreement between Borrower and Lender.

   AS USED IN THIS AGREEMENT THE TERM "BUSINESS DAYS" MEANS DAYS OTHER THAN SATURDAYS, SUNDAYS OR LEGAL HOLIDAYS UNDER THE LAWS OF THE STATE OF NEW YORK.

            Section 19. ACCELERATION. At the option of the Lender, upon an Event of Default, after any

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applicable notice period, all principal and any unpaid interest due hereunder shall become immediately due and payable.

            Section 20. RIGHTS OF SECURED PARTIES.

            (a) Upon an Event of Default, the Secured Parties may require the Borrower to assemble the Collateral and make it available to the Secured Parties at the place to be designated by the Secured Parties which is reasonably convenient to the parties. The Secured Parties may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition. The Secured Parties may bid at any public sale on all or any portion of the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, the Secured Parties shall give the Borrower reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least ten (10) days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. A public sale in the following fashion shall be conclusively presumed to be reasonable:

            (b) Notice shall be given at least ten (10) Business Days before the date of sale by publication once in a newspaper of general circulation published in the county in which the sale is to be held;

            (c) The sale shall be held in a county in which the Collateral or any part is located or in a county in which the Borrower has a place of business;

            (d) Payment shall be in cash or by certified check immediately following the close of the sale;

            (e) The sale shall be by auction, but it need not be by a professional auctioneer;

            (f) The Collateral may be sold as is and without any preparation for sale.

            (g) Notwithstanding any provision of this Agreement, the Secured Parties shall be under no obligation to offer to sell the Collateral. In the event the Secured Parties offer to sell the Collateral, the Secured Parties will be under no obligation to consummate a sale of the Collateral if, in their reasonable business judgment, none of the offers received by them reasonably approximates the fair value of the Collateral.

            (h) In the event the Secured Parties elect not to sell the Collateral, the Secured Parties may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of the Borrower's obligation, subject to the Borrower's rights under such procedures.

            (i) In addition to the rights under this Agreement, in the event of a default by the Borrower, the Secured Parties shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Note and any receiver appointed may serve without bond. Employment by the Secured Parties shall not disqualify a person from serving as receiver.

            Section 21. EXPENSES. Borrowers agree to pay all reasonable out of pocket costs and expenses incurred by Lender in connection with this Agreement, including but not limited to filing fees, recording taxes and reasonable attorneys' fees actually incurred in enforcing this Agreement or collecting on the Note, promptly upon demand of Lender.

            Section 22. REMEDIES CUMULATIVE. Each remedy provided in this Agreement is distinct and cumulative to all other rights or remedies under this Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

            Section 23. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   If to Borrower , to:

                  I-LINK INCORPORATED
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                  13751 South Wadsworth Park Drive
                  Suite 200
                  Draper, Utah  84020
                  Attention:  Gary Wasserson, Chief Executive Officer
                  Facsimile:  (801) 576-4295

                  With copy to:

                  I-LINK INCORPORATED
                  13751 South Wadsworth Park Drive
                  Suite 200
                  Draper, Utah  84020
                  Attention:  General Counsel
                  Facsimile:  (801) 576-4295

            (b)   If to Lender, to:
                  Counsel Corporation (US)
                  280 Park Avenue
                  West Building, 28th floor
                  New York, New York  10017
                  Attention:  Allan Silber
                  Facsimile:  (212) 286-5000

            Section 24. INTERPRETATION. When a reference is made in this Agreement of a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof," "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            Section 25. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile signatures shall be deemed to be authentic pending receipt of original signatures.

            Section 26. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, and the Note, (i) constitute the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (ii) are not intended to confer upon any person other than the parties any rights or remedies hereunder; and (iii) may only be modified by a writing signed by Borrower and Lender.

            Section 27. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            Section 28. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by operation of law or otherwise by the Borrower without the prior written consent of the Lender in its sole and absolute discretion, and any such purported assignment without the express prior written consent of the Lender party shall be void ab initio; and the Lender may assign any or all of the rights, interests or obligations hereunder to any party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            Section 29. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect he original intent of the parties as closely as possible

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in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

            Section 30. CONSENT TO JURISDICTION. In the event that any legal proceedings are commenced in any court with respect to any matter arising under this Agreement, the parties hereto specifically consent and agree that the courts of the State of Utah and/or the Federal Courts located in the State of Utah shall have jurisdiction over each of the parties hereto and over the subject matter of any such proceedings.

IN WITNESS WHEREOF, BORROWER AND LENDER HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE.


                                    I-LINK INCORPORATED



                                    By:   ________________________________
                                          Name:
                                          Title:


                                    COUNSEL CORPORATION (US)



                                    By:   ______________________________
                                          Name:
                                          Title:


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EXHIBIT "A"


LOAN NOTE

$10,000,000                                                 New York, New York
                                                                  June 1, 2001

      FOR VALUE RECEIVED, I-LINK, INCORPORATED ("BORROWER") hereby promises to pay to the order of COUNSEL CORPORATION (US), a Delaware corporation ("LENDER"), in immediately available funds, on the Maturity Date, the principal sum of up to TEN MILLION Dollars ($10,000,000), or, if less, the unpaid principal amount of all loans then outstanding made pursuant to the Loan and Security Agreement, dated June 1, 2001 (the "LOAN AGREEMENT"). Payments made hereunder shall be made to Lender's New York office located at 280 Park Avenue, West Building, 28th floor, New York, New York 10017.

            The Borrower also promises to pay interest on the unpaid principal amount hereof in like money from the date hereof until the principal amount is paid at the rates and at the times provided in the Loan Agreement.

            Capitalized terms used but not otherwise defined herein shall have the meaning specified therefor in the Loan Agreement.

            This Loan Note is the "Note" referred to in the Loan Agreement, is subject to the terms and provisions of the Loan Agreement, and is entitled to the benefits thereof. This Loan Note is secured pursuant to the terms of the Loan Agreement.

            In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Loan Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement.

            The Borrower hereby waives presentment, dishonor, notice of dishonor, and protest.

            THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.


I-LINK, INCORPORATED


By: _________________________
Name:
Title: